UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 19, 2006 (January 17, 2006)

Date of Report  (Date of earliest event reported)

PRAECIS PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30289	04-3200305
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

830 Winter Street, Waltham, Massachusetts 02451-1420

(Address of principal executive offices, including zip code)

(781) 795-4100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement.

On January 17, 2006, PRAECIS PHARMACEUTICALS INCORPORATED (the “Company”) received from UCB S.A. (“UCB”) a Letter Agreement executed by UCB (the “Letter Agreement”), which the Company executed that same day.  The Letter Agreement relates to the suspension of certain activities under the Development and Supply Agreement dated as of June 21, 2000, as amended, between the Company and UCB (the “Development and Supply Agreement”).  The Development and Supply Agreement provides for the supply by UCB of commercial volumes of the active pharmaceutical ingredient (“API”) for Plenaxis®.

Pursuant to the Letter Agreement, UCB has agreed to suspend certain process development activities (the “Process Improvements”).  In consideration of such suspension, the Company paid UCB $130,000 for the work completed to date on such Process Improvements.  The Company may elect to resume the Process Improvements at any time prior to December 31, 2007 by providing written notice to UCB of such election. The Company has agreed that if it so elects, upon completion of such Process Improvements and release of the final development report, the Company will pay UCB an additional $84,000, representing the remaining amount due for the Process Improvements.

In addition, under the Development and Supply Agreement, the Company had committed to purchase a specified quantity of API for delivery in 2005, for an aggregate purchase price of $3.9 million (the “2005 Manufacturing Campaign”).  An initial milestone payment of $1.8 million was paid in 2004, with the remaining $2.1 million payment due upon the later of December 31, 2005 and the delivery of the API.  Pursuant to the Letter Agreement, UCB has agreed to suspend the 2005 Manufacturing Campaign and store until December 31, 2007, at no charge to the Company, the inventory of process intermediates.  In consideration of such suspension, the Company paid UCB $1.5 million for the work completed to date on the 2005 Manufacturing Campaign.  The Company may elect to resume the 2005 Manufacturing Campaign at any time prior to December 31, 2007 by providing written notice to UCB of such election.  The Company has agreed that if it so elects, upon satisfactory completion of the 2005 Manufacturing Campaign in accordance with the terms of the Development and Supply Agreement, the Company will pay UCB an additional $600,000, representing the remaining amount due for the 2005 Manufacturing Campaign.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2006	PRAECIS PHARMACEUTICALS INCORPORATED

	By	/s/ Edward C. English
Edward C. English
Vice President, Chief Financial Officer,
Treasurer and Assistant Secretary